CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the Beacon Tactical Alternatives Risk ETF.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 18, 2026